                               CEDAR GROUP, INC.

                                PLEDGE AGREEMENT


                 This PLEDGE AGREEMENT, dated as of March 27, 1996 (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement"), is made by CEDAR GROUP, INC. (the "Pledgor"), in favor and for the benefit of BT COMMERCIAL CORPORATION, a Delaware corporation, as agent (in such capacity, the "Agent") for the lenders (collectively, with their successors, indorsees, participants, transferees and assigns, the "Secured Parties") party to or that become party to the Credit Agreement (as defined below).


                             PRELIMINARY STATEMENT

                 WHEREAS, Cedar Group Canada Inc., a company incorporated under the Canada Business Corporations Act (the "Borrower"), the Pledgor and certain of its subsidiaries, as guarantors, the Secured Parties and the Agent have entered into a Credit Facility Agreement, dated as of the date of this Agreement (as the same may from time to time be amended, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which the Secured Parties have agreed, according to the terms of the Credit Agreement, to make Loans in an aggregate principal amount of up to $43,000,000 or such other amount as may from time to time be specified in the Credit Agreement;

                 WHEREAS, the Pledgor has guaranteed the Obligations of the Borrower described above pursuant to a Guarantee in favor of and for the benefit of the Agent, as Agent for the Lenders, dated as of the date of this Agreement (as amended, supplemented and otherwise modified from time to time, the "Guarantee");

                 WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Collateral (as defined below);

                 WHEREAS, it is a condition precedent to the obligations of the Secured Parties to make the Loans to the Borrower under the Credit Agreement that the Pledgor execute and deliver this Agreement to the Agent.

                 NOW, THEREFORE, in consideration of the foregoing and to induce the Secured Parties to make their respective Loans, the Pledgor agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:
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                 Section 1.  Defined Terms.

                 (a) General. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 (b) "Secured Obligations" means collectively (a) all Obligations of the Pledgor now existing or hereafter arising under or in respect of the Guarantee, including, without limitation, the obligations of the Pledgor to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations of the Borrower contained in or relating to the Credit Agreement, and (b) without duplication of the amounts described in clause (a), all obligations of the Pledgor now existing or hereafter arising under or in respect of this Agreement or any other Facility Document.

                 (c) "Termination Date" means (subject to reinstatement pursuant to the terms of the Guarantee) the earlier of (i) the date on which the Agent is required to release the Pledgor from its Guaranteed Obligations and (ii) the date on which the Guaranteed Obligations have been Fully Satisfied.

                 Section 2.  Pledge.

                 As collateral security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, the Pledgor hereby pledges, assigns, transfers and grants to the Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the rights, title and interest of the Pledgor in, to and under the following property, whether now existing or hereafter acquired, (the "Pledged Collateral") and for the purposes of the laws of the Province of Quebec, the Pledgor hereby hypothecates in favor of the Secured Parties the Pledged Collateral for the principal amount of CDN$100,000,000, bearing interest at the rate provided in the Credit
Agreement:

                          (a) issued and outstanding shares of Capital Stock listed on Schedule A hereto of each Person listed on Schedule A hereto (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares;

                          (b) all additional shares of Capital Stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which will be and shall remain at all times until this Agreement terminates, certificated shares) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of the Pledgor


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         in the entries on the books of any financial intermediary pertaining to such additional shares;

                          (c) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Pledged Shares (collectively, "Distributions"); and

                          (d) all Proceeds (as defined under the Uniform Commercial Code ("UCC") or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Agent or to the Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of Pledged Shares, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of an automatic stay under any applicable bankruptcy, insolvency or similar law) of the Secured Obligations.

                 Section 3.  No Release.

                 Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Agent or any Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement or under or in respect of the Pledged Collateral or made in connection herewith or therewith.





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                 Section 4.  Delivery of Pledged Collateral.

                 (a) All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to the Agent, shall immediately upon receipt thereof by the Pledgor be delivered to and held by or on behalf of the Agent pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

                 (b) If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then the Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give the Agent the right to transfer such Pledged Shares under the terms hereof and provide to the Agent an opinion of counsel, in form and substance satisfactory to the Agent, confirming such pledge.

                 Section 5.  Supplements; Further Assurances.

                 (a) The Pledgor agrees that at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional Lien Statements and take all further action that may be necessary or that the Agent may request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                 (b) The Pledgor shall, upon obtaining any Pledged Shares of any Person, promptly (and in any event within five Business Days) deliver to the Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.





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                 Section 6.  Representations, Warranties and Covenants.

                 The Pledgor represents, warrants or covenants (as applicable) as follows:

                 (a) Corporate Power. The Pledgor is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Pledged Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Pledged Collateral pursuant to, this Agreement.

                 (b) Enforceability. The Pledgor has duly executed and delivered this Agreement and it constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

                 (c) No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or any agreement, document or instrument of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or any agreement, document or instrument, except as contemplated hereby.

                 (d) No Liens. The Pledgor is, and at the time of any delivery of any Pledged Collateral to the Agent pursuant to Section 4 of this Agreement will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by the Pledgor free and clear of any Liens except for the Lien created by this Agreement.

                 (e) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of the Pledgor) (other than consents which have been obtained by the Pledgor in writing and delivered to the Agent) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (x) for the execution, delivery or performance of this Agreement by the Pledgor or for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, or (y) for the exercise by the Agent of the voting or other rights provided for in this Agreement, or (z) for the exercise by the Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement.

                 (f) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.

                 (g) Chief Executive Office. The Pledgor's chief executive office is as of the date hereof located at 500 Notre-Dame Street, Lachine, Quebec, H8S 2B2 Canada.





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The Pledgor shall not move its chief executive office except to such new location as the Pledgor may establish in accordance with the Facility
Documents.

                 (h) Delivery of Pledged Collateral; Filings. The Pledgor has delivered to the Agent all certificates representing the Pledged Shares intended to be pledged pursuant to this Agreement and has caused to be filed with all appropriate Governmental Authorities as described in the Credit Agreement all necessary forms or Lien Statements evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the Lien Legislation in effect in each applicable jurisdiction.

                 (i) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, relating to the Pledged Collateral is accurate and complete in all material respects.

                 (j) Ownership of Pledged Collateral. Except as otherwise permitted by the Credit Agreement, the Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.

                 (k) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Pledgor is a party or by which it is bound obligating the Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating the Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which the Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

                 (l) Other. The Pledgor hereby represents and warrants that each of the statements set forth in Article 4 of the Credit Agreement is true and correct.


                 Section 7.  Voting Rights; Distributions; etc.

                 (a)  So long as no Event of Default shall have occurred:

                          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or any other Facility Document; provided, however, that the Pledgor shall not in any event exercise such rights in any manner which may have a material adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.





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
                          (ii) Subject to the terms of the Facility Documents, the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Facility Documents; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                          (iii) The Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

                 (b)  Upon the occurrence of an Event of Default:

                          (i) All rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                          (ii)  All rights of the Pledgor to receive
         Distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                 (c) The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to
Section 7(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 7(b)(ii) hereof.

                 (d) All Distributions which are received by the Pledgor contrary to the provisions of Section 7(b)(ii) hereof shall be received in trust for the benefit of the Agent,





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
shall be segregated from other funds of the Pledgor and shall immediately be paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 Section 8.  Transfers and Other Liens; Additional Shares.

                 (a) The Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral, or
(iii) permit the issuer of any Pledged Shares to merge, consolidate or change its legal form, except in each case as permitted by the Credit Agreement.

                 (b) The Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

                 Section 9.  Reasonable Care.

                 The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the Secured Parties shall have responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.



                 Section 10.  Remedies; Decisions Relating to Exercise of
Remedies.

                 (a) If any Event of Default shall have occurred and be continuing, the Agent shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof, and (ii) to exercise all the rights and remedies of a secured party in default under any applicable Lien Legislation at that time, and the Agent may also in its sole discretion, without notice





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except as specified below, sell the Pledged Collateral or any part thereof
(including, without limitation, any partial interest in the Pledged Shares) in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, fifteen (15) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to the Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                 (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state or foreign securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act or any prospectus or public offering documents issued under the laws of Canada), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public





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sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under any applicable state securities laws (including U.S. or Canadian legislation), even if such issuer would agree to do so.

                 (c) In addition to any of the other rights and remedies hereunder, the Agent shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

                 (d) Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to (i) any sale, transfer or other disposition of any or all of the Pledged Collateral pursuant hereto and after the application of the proceeds hereunder to the Secured Obligations and (ii) the sale, transfer or other disposition of any collateral pledged pursuant to any other Security Document and the application of such proceeds thereunder, any Secured Obligations remain unpaid or unsatisfied, the Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which the Pledgor is otherwise liable pursuant to the Guarantee, the Credit Agreement or otherwise.

                 Section 11.  Application of Proceeds.

                 All Distributions held from time to time by the Agent and all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Agent of its remedies as a secured creditor as provided in
Section 10 hereof shall be applied, together with any other sums then held by the Agent pursuant to this Agreement, promptly by the Agent in accordance with the provisions of the Credit Agreement.

                 Section 12.  No Subrogation.

                 Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by any Lender, or the receipt of any amounts by the Agent or any Lender with respect to any of the Pledged Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or against any other collateral security held by the Agent or any Lender for the payment of the Secured Obligations, nor shall the Pledgor seek any reimbursement from the Borrower or any Guarantor in respect of payments made by the Pledgor in connection with the Pledged Collateral, or amounts realized by the Agent or any Lender in connection with the Pledged Collateral, until all amounts owing to the Agent and the Lenders on account of the Secured Obligations are Fully Satisfied and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Agent and the





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Lenders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Agent, if required) to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Agent may determine.

                 Section 13.  Amendments, etc. with respect to the Obligations.

                 The Pledgor shall remain obligated hereunder, and the Pledged Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Secured Obligations made by the Agent or any Secured Party may be rescinded by the Agent or such Secured Party, and any of the Secured Obligations continued, and the Secured Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Secured Party, and the Credit Agreement, the Notes and any other Facility Documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Secured Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Agent or any Secured Party upon this Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Secured Obligations.

                 Section 14.  Expenses.

                 The Pledgor will upon demand pay to the Agent the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents, which the Agent may incur in connection with (a) the collection of the Secured Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (d) the exercise or enforcement of any of the rights of the Agent or any Secured Party hereunder or (e) the failure by the Pledgor to perform or observe any of the provisions hereof. All amounts payable by the Pledgor under this Section 14 shall be due upon demand and shall be part of the Secured Obligations. The Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder.

                 Section 15.  No Waiver; Cumulative Remedies.

                 (a) No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and are not exclusive of any remedies provided in any other Facility Document or by law.

                 (b) In the event the Agent or any of the Secured Parties shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Pledgor, the Agent and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                 Section 16.  Agent May Perform; Agent Appointed
Attorney-in-Fact.

                 If the Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of the Pledgor contained herein shall be breached, the Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Agent or such Secured Party shall be paid by the Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. The Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement, the Credit Agreement and the other Facility Documents. The Pledgor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Facility Documents which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                 Section 17.  Indemnity.

                 (a) Indemnity. The Pledgor agrees to indemnify, pay and hold harmless the Agent and each of the Secured Parties and each of their respective officers, directors, employees, agents and Affiliates (collectively called the "Indemnitees") from and against any and all Losses, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement (including, without limitation, any misrepresentation by the Pledgor in this Agreement) (the "indemnified liabilities"); provided, however, that the Pledgor shall not have any obligation to an Indemnitee hereunder with respect to an indemnified liability to the extent that such indemnified liability is determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                 (b) Survival. The obligations of the Pledgor contained in this Section 17 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement and the other Facility Documents.

                 (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                 (d) Further Hypothecation. In order to secure the payments of the amounts provided in Sections 14, 16 and 17, the Pledgor hereby hypothecates in favor of the Secured Parties the Pledged Collateral for the further principal amount of CDN$20,000,000, bearing interest at the rate provided in the Credit Agreement.

                 Section 18.  Modification in Writing.

                 No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit

Agreement and unless in writing and signed by the Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Facility Document, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

                 Section 19.  Termination; Release.

                 (a) This Agreement shall terminate on the Termination Date, and shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                 (b) Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Agent shall, upon the request and at the sole cost and expense of the Pledgor, forthwith assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in the possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3 or other similar release forms as may be required in a jurisdiction other than the United States) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

                 Section 20.  Notices.

                 Any notice or other communication herein required or permitted to be given shall be given at the address and in the manner set forth in the Credit Agreement (unless a different address as shall be designated by one party in a written notice to the other in the manner required by the Credit Agreement).

                 Section 21.  Continuing Security Interest; Assignment.

                 This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Pledgor, and its successors and assigns and (b) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

                 Section 22.  Governing Law; Terms.

                 THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 Section 23.  Severability of Provisions.

                 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 Section 24.  Execution in Counterparts.

                 This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                 Section 25.  Obligations Absolute.

                 All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of any of the following (and the Pledgor expressly waives any and all defenses arising out of, or based on, any of the following):

                          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, the Borrower or any other Guarantor;

                          (ii) any lack of validity or enforceability of the Credit Agreement, any other Facility Document or any other agreement or instrument relating thereto;

                          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Facility Document or any other agreement or instrument relating thereto;

                          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, or any other Facility Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 19 hereof; or

                          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

                 Section 26.  Irrevocable Authorization and Instruction to
Issuers.

                 The Pledgor hereby irrevocably authorizes and instructs the issuers of the Pledged Shares (the "Issuers") to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers shall be fully protected in so complying.

                 Section 27.  Authority of Agent.

                 The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuers shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 Section 28.  Consent to Jurisdiction, Agent for Service.

                 (a) Consent. The Pledgor hereby irrevocably submits to the jurisdiction of any New York State or Federal court, sitting in the City of New York, New York County, and any appellate court form any thereof (each, a "New York Court") in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court.

                 (b) Waivers. The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Court. The Pledgor also hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

                 (c) Service. The Pledgor hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Pledgor, at its address specified in the signature pages to the Credit Agreement or by any other method permitted by law, in each case, with a copy by telecopy to Pouliot Mercure at (514) 875-4308, attention Brian Riordan.

                 (d) Appointment of Agent. The Pledgor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other persons as may irrevocably agree in writing to serve as its agent to receive on its behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Pledgor to be effective and binding in every respect. If any agent appointed by the Pledgor refuses to receive and forward such service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient service.

                 (e) Other Rights. Nothing in this Section 28 shall affect the right of the Agent or any Secured Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any Secured Party to bring any action or proceeding against the Pledgor or its Property in the courts of other jurisdictions.


                 Section 29.  Waiver of Trial by Jury.

                 TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PLEDGOR, THE AGENT AND THE SECURED PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

                 Section 30.  Limitation of Liability.

                 No claim may be made by the Pledgor or any other Person against the Agent or any Secured Party or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Pledgor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 Section 31.  Currency Indemnity.

                 The Pledgor acknowledges and agrees that this Agreement constitutes a credit transaction in which specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account and payment in all events. If pursuant to a judgment or for any other reason payment shall be made in another currency, and such payment after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures falls short of the sum due the Agent or the Secured Parties in U.S. dollars, the Pledgor shall pay the Agent or the Secured Parties such shortfall and the Lenders shall have a separate cause of action for such amount.

                 Section 32.  Language.

                 The parties have agreed that this Agreement, and all related documents, correspondence, and notices between them should be and will be drafted in the English language. Les parties conviennent que la presente entente et tous les documents s'y rattachant, y compris tout avis ou correspondance, ont ete et seront rediges en langue anglaise.

                 IN WITNESS WHEREOF, the Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                          CEDAR GROUP, INC.,
                                            as the Pledgor

                                          By:
                                             -----------------------------
                                              Name:
                                              Title:


                                          BT COMMERCIAL CORPORATION,
                                            as Agent


                                          By:
                                             -----------------------------
                                              Name:
                                              Title:

                                                               SCHEDULE A

                                                               Pledged Shares



                                 PLEDGED SHARES


                                                                                        PERCENTAGE OF ALL
                                                  CERTIFICATE        NUMBER OF       CAPITAL OR OTHER EQUITY
         ISSUER             CLASS OF STOCK          NO(S).            SHARES           INTERESTS OF ISSUER
  --------------------   -------------------     -------------      -----------     -------------------------

 Cedar Group Canada      Common                       C-1                 1                    0.000%
    Inc.                                              C-2        26,220,000                      100%
 Cedar Group (TCI)       Common                        1              5,000                      100%
    Inc. LLC

 Steen Contractors       Common                      C-81               105                       75%
    Limited

                                                                       EXHIBIT 1


                                PLEDGE AMENDMENT


                 This Pledge Amendment, dated ______________, is delivered pursuant to Section 5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of March 27, 1996, between the undersigned and BT COMMERCIAL CORPORATION, as Agent (the "Agreement"; capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                       CEDAR GROUP, INC., the Pledgor



                                       By:
                                          -----------------------------
                                          Name:
                                          Title: